SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 2, 2004

HUDSON UNITED BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-08660	22-2405746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 MacArthur Boulevard, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telphone number, including area code	(201) 236-2600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated March 2, 2004 and related materials.

99.2	Settlement Agreement dated March 2, 2004 between New York County District Attorney’s office and Hudson United Bank.

99.3	Letter dated March 2, 2004 from D. Lynn Van Borkulo-Nuzzo to Mr. Robert M. Morgenthau agreeing to Settlement Agreement.

Item 12.  Results of Operations and Financial Condition.

The following information is disclosed pursuant to Item 12 on Form 8-K:

On March 2, 2004, Hudson United Bancorp issued a press release announcing that Hudson United Bank has entered into a complete settlement with the New York County District Attorney’s Office concerning the District Attorney’s investigation of the Company’s banking business for correspondent customers. The press release announced that the Company’s previously announced financial results for the fourth quarter of 2003 and the full year 2003 have been adjusted to include the cost of the settlement, and announced the Company’s plans to issue $20 million in trust preferred securities. A copy of the press release is attached as Exhibit 99.1. Also attached as Exhibit 99.2 and 99.3, respectively, are the Settlement Agreement between the New York County District Attorney’s office and Hudson United Bank and a letter from D. Lynn Van Borkulo-Nuzzo, Executive Vice President of the Company and Hudson United Bank, to Mr. Robert M. Morgenthau, the District Attorney of New York County, agreeing to the Settlement Agreement.

The information contained in this Item 12 and in Exhibit 99.1 , under Item 7, shall be considered “furnished” but not “filed” for purposes of the Securities and Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2004	HUDSON UNITED BANCORP By: JAMES W. NALL ———————————————————— Name: James W. Nall Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

99.1	Press Release dated March 2, 2004 and related materials.

99.2	Settlement Agreement dated March 2, 2004 between New York County District Attorney’s office and Hudson United Bank.

99.3	Letter dated March 2, 2004 from D. Lynn Van Borkulo-Nuzzo to Mr. Robert M. Morgenthau agreeing to Settlement Agreement.